UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – May 23, 2012

IEC ELECTRONICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-6508	13-3458955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code (315) 331-7742

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

As previously reported, IEC Electronics Corp. (the “Company”) entered into an engagement letter (the “Insero Agreement”), dated December 28, 2011, with Insero & Company CPAs, P.C. (“Insero”), pursuant to which Vincent A. Leo, a principal and shareholder of Insero, has served as interim Chief Financial Officer of the Company since January 2, 2012. A copy of the Insero Agreement was attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 28, 2011. On May 25, 2012, the Company and Insero amended the Insero Agreement to change the compensation paid to Insero from a weekly rate of $7,600 based upon, and subject to, consultant hours spent, to a set monthly rate of $25,000 per month.

Since November 2010, Insero has provided various services to the Company, including acquisition support, out-sourced accounting services, Sarbanes-Oxley/internal audit support, and accounting research services.

The foregoing summary of the Insero Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement itself, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Vincent A. Leo as Chief Financial Officer

On May 23, 2012, the Board of Directors of the Company changed Vincent A. Leo’s title from Interim Chief Financial Officer and appointed him as Chief Financial Officer with the expectation that Mr. Leo would serve in that position for three years. In connection with his appointment, the Board of Directors granted 20,000 shares of restricted stock to Mr. Leo, vesting 10% on May 23, 2013, 30% on May 23, 2014, and 60% on May 23, 2015 provided that Mr. Leo continues to be serving as Chief Financial Officer of the Company on the applicable vesting date. The restricted stock award was granted to Mr. Leo under the Company’s 2010 Omnibus Incentive Compensation Plan. In addition, the Board of Directors approved modifications to the financial arrangements with Insero related to Mr. Leo’s services, as described in Item 1.01 above. Mr. Leo is not eligible to participate in the incentive plans made available to the Company’s other executive officers, described below.

Additional information regarding Mr. Leo and his relationship with Insero was previously reported under Item 5.02 of the Company’s Current Report on Form 8-K filed on December 28, 2011.

2012 Management Incentive Plan for Executive Officers

On May 23, 2012, the Compensation Committee and the Board of Directors of the Company approved the Management Incentive Plan (“MIP”) for fiscal 2012, applicable to W. Barry Gilbert, Chief Executive Officer, Jeffrey T. Schlarbaum, President, and Donald S. Doody, Executive Vice President. The MIP provides for cash awards based upon the 2012 fiscal year performance of the Company. A description of the MIP is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

2012 Long Term Incentive Plan for Executive Officers

On May 23, 2012, the Compensation Committee and the Board of Directors of the Company approved the Long Term Incentive Plan (“LTIP”) for fiscal 2012, applicable to W. Barry Gilbert, Chief Executive Officer, Jeffrey T. Schlarbaum, President, and Donald S. Doody, Executive Vice President, as well as certain designated key employees of the Company. The LTIP provides for awards of restricted stock under the Company’s 2010 Omnibus Incentive Compensation Plan based upon 2012 fiscal year performance of the Company. A description of the LTIP is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Change in Compensatory Arrangements for Directors

On May 23, 2012, the Board of Directors of the Company approved an increase by $1,000 in the compensation paid to the independent directors in recognition of the ongoing increase in the level of activities of the Company, resulting in increased time spent by the directors in calls and meetings outside of regularly scheduled board meetings. A description of the additional director compensation is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	May 25, 2012 Letter amending Engagement letter dated December 28, 2011 between the Company and Insero & Company CPAs, P.C.

Exhibit 10.2	Summary of Management Incentive Plan for Fiscal 2012

Exhibit 10.3	Summary of Long Term Incentive Plan for Fiscal 2012

Exhibit 10.4	Summary of Supplemental Compensation for Independent Directors

Neither the filing or furnishing of any exhibit to this report nor the inclusion in such exhibit of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such address into this report. The information available at the Company’s Internet address is not part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: May 30, 2012	By:	/s/ W. Barry Gilbert
W. Barry Gilbert
Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1	May 25, 2012 Letter amending Engagement letter dated December 28, 2011 between the Company and Insero & Company CPAs, P.C.

Exhibit 10.2	Summary of Management Incentive Plan for Fiscal 2012

Exhibit 10.3	Summary of Long Term Incentive Plan for Fiscal 2012

Exhibit 10.4	Summary of Supplemental Compensation for Independent Directors